UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 16, 2022

PEBBLEBROOK HOTEL TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4747 Bethesda Avenue, Suite 1100, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 507-1300

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	PEB	New York Stock Exchange
Series E Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PF	New York Stock Exchange
Series G Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PG	New York Stock Exchange
Series H Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.
On May 16, 2022, the shareholders of Pebblebrook Hotel Trust (the "Company") approved an amendment (the "Amendment") to the Amended and Restated 2009 Equity Incentive Plan, as amended and restated effective July 10, 2012, as amended (as amended by the Amendment, the "2009 Plan").
Effective May 16, 2022, the Amendment solely to extend the time period during which awards may be granted under the 2009 Plan from February 7, 2022 to June 30, 2026. A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
A summary of the significant features of the 2009 Plan appears under the heading "Proposal 4: Amendment of the 2009 Equity Incentive Plan to Extend Its Maturity Date" in the Company's Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission (the "SEC") on March 31, 2022. Such summary is incorporated herein by reference and is qualified by reference to the actual text of the 2009 Plan.

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 16, 2022, the Company convened its 2022 Annual Meeting of Shareholders (the "Annual Meeting"). The matters on which the shareholders voted before the meeting was adjourned were:
(i)the election of the trustees of the Company to serve until its 2023 Annual Meeting of Shareholders and until their successors are duly elected and qualified;
(ii)the ratification of the appointment of KPMG LLP to serve as the Company’s independent registered public accountants for the year ending December 31, 2022; and
(iii)the approval of an amendment to the 2009 Plan.
All of the trustee nominees were elected, the selection of the independent registered public accountants was ratified and the amendment to the 2009 Plan was approved. The results of the voting were as set forth below.

Proposal 1 - election of trustees:

Trustee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jon E. Bortz	111,501,623	5,961,634	1,748,665	3,668,785
Cydney C. Donnell	113,656,947	5,529,278	25,697	3,668,785
Ron E. Jackson	96,671,203	22,514,010	26,709	3,668,785
Phillip M. Miller	100,670,118	18,513,175	28,629	3,668,785
Michael J. Schall	99,636,756	19,548,459	26,707	3,668,785
Bonny W. Simi	114,082,419	5,103,756	25,747	3,668,785
Earl E. Webb	99,560,250	19,624,962	26,710	3,668,785

Proposal 2 - ratification of the appointment of independent registered public accountants:

Votes For	Votes Against	Abstentions	Broker Non-Votes
120,705,972	2,149,041	25,694	—

Proposal 4 - approval of an amendment to the 2009 Equity Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
114,059,264	5,121,750	30,908	3,668,785

Item 8.01. Other Events.
On May 16, 2022, the Company adjourned the Annual Meeting before conducting the vote on "Proposal 3: Advisory Vote on the Compensation of Our Named Executive Officers." In announcing the adjournment, the chairman of the meeting announced that the Annual Meeting will reconvene on June 21, 2022 at 9:00 a.m., Eastern Time, at the offices of Hunton Andrews Kurth LLP, 8405 Greensboro Drive, Suite 140, Tysons, Virginia 22102. The Company does not expect any items of business at the reconvened Annual Meeting other than conducting the vote on Proposal 3.

Shareholders may vote their shares or change their vote on "Proposal 3: Advisory Vote on the Compensation of Our Named Executive Officers" either by voting in person when the Annual Meeting is reconvened or by submitting their proxy before 11:59 pm on June 20, 2022. Shareholders may submit their proxy by telephone or by Internet, as described in the Company's Definitive Proxy Statement filed with the SEC on March 31, 2022 and the Notice of Internet Availability of Proxy Materials provided to shareholders on or about that same date. Proxies that have already been submitted do not need to be resubmitted to be tallied when the Annual Meeting is reconvened.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 4 to the Pebblebrook Hotel Trust 2009 Equity Incentive Plan, as amended and restated effective July 10, 2012, effective May 16, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

May 16, 2022	By:	/s/ Raymond D. Martz
		Name:	Raymond D. Martz
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary